Exhibit 10.2

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of [●], 2019, is made by and among SPS Commerce, Inc., a Delaware corporation (“Buyer”), SWK Technologies, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”).

RECITALS

A.     Reference is made to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of [●], 2019, by and among Buyer, the Company and SilverSun Technologies, Inc., a Delaware corporation (“Seller”).

B.     Pursuant to the terms and conditions of the Purchase Agreement, (i) the Company will sell, convey, transfer and assign, and Buyer will purchase, certain assets of the Company, and (ii) Buyer will assume certain liabilities of the Company, upon and subject to the terms of the Purchase Agreement.

C.     Pursuant to Section 2.2(a) of the Purchase Agreement, Buyer is required to deposit with the Escrow Agent at the Closing the amount of $1,150,000.00 (the “Escrowed Property”), to secure the indemnification obligations of the Company and Seller under the Purchase Agreement and to be released by the Escrow Agent only pursuant to the terms and conditions of this Agreement.

D.     This Agreement is being executed and delivered by Buyer, the Company, and the Escrow Agent pursuant to the terms of the Purchase Agreement.

E.     Capitalized and other defined terms shall have the meanings set forth in Section 6, unless such terms are defined elsewhere in this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given such terms in the Purchase Agreement.

F.     Buyer and the Company acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Purchase Agreement, that all references in this Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Agreement.

AGREEMENT

THEREFORE, the parties agree as follows:

1.     Appointment of Escrow Agent. Buyer and the Company hereby designate and appoint the Escrow Agent to serve in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms and conditions provided in this Agreement. The Escrow Agent hereby accepts such appointment and shall hold and safeguard the Escrowed Property during the effectiveness of this Agreement, shall treat all property in escrow hereunder in trust in accordance with the terms of this Agreement and not as the property of Buyer, the Company or any other party to the Purchase Agreement and shall dispose of such property only in accordance with the terms hereof.

2.     Escrowed Funds.

(a)     Deposit of Escrowed Property. Concurrently with the execution and delivery of this Agreement, Buyer shall deliver to the Escrow Agent, in accordance with the terms of the Purchase

Agreement, the Escrowed Property for deposit into an escrow account to be known as the “Escrow Account.” The Escrow Agent shall keep appropriate records to reflect the current value from time to time of the Escrowed Funds, including appropriate adjustments for disbursements and Escrow Income earned or losses in respect thereof. The Escrow Agent will acknowledge receipt of the Escrowed Property upon receipt thereof and the crediting of such Escrowed Property to the Escrow Account.

(b)     Rights to Escrowed Funds. Except as expressly provided herein, during the effectiveness of this Agreement, none of Buyer, the Company or Seller has any right, title or interest in or to possession of any of the Escrowed Funds. Therefore (i) none of Buyer, the Company or Seller shall have the ability to encumber, pledge, convey, hypothecate or grant a security interest in any portion of the Escrowed Funds unless and until such assets have been disbursed to such party in accordance with the terms and conditions of either Section 3 or Section 4 of this Agreement, and (ii) until disbursed pursuant to Section 3 or Section 4 of this Agreement, the Escrow Agent shall be in sole possession and control of the Escrowed Funds and shall not act or be deemed to act as custodian for any party for purposes of perfecting a security interest therein. Accordingly, no Person shall have any right to have or to hold any of the Escrowed Funds as collateral for any obligation and shall not be able to obtain or grant a security interest in any assets (tangible or intangible) contained in or relating to any of the Escrowed Funds.

(c)     Payments from Escrow Account. Any payment to be made by the Escrow Agent pursuant to this Agreement (whether to Buyer, any of Buyer’s Other Indemnified Persons, the Company or any third party) shall be made by check or wire transfer (upon receipt of written wire transfer instructions of the recipient), and the Escrow Agent shall make such payment (in the following order): (i) out of and to the extent of any available cash in the Escrow Account, and (ii) by liquidating any permitted investments to obtain cash to make such payment. The Escrow Agent shall not make any payment or distribution of Escrowed Funds except as and in the manner expressly provided for by this Agreement.

(d)     Investment of Escrowed Funds. The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrowed Funds and any investment income thereon as set forth in Exhibit A hereto or as set forth in a Direction Letter. Any Escrow Income shall become part of the Escrowed Funds, and shall be disbursed in accordance with Section 3 or Section 4 of this Agreement. The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement, except for any loss directly resulting from the Escrow Agent’s breach of this Agreement, gross negligence or willful misconduct. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. Buyer and the Company acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice. Buyer and the Company agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month. Buyer and the Company may obtain confirmations at no additional cost upon its written request.

(e)     Tax Reports; Tax Distribution. Buyer and the Company agree that, for tax reporting purposes, all Escrow Income shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year. For certain payments made pursuant to this Agreement, the Escrow Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Escrow Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The Escrow Agent shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Escrow Agent prior to the date hereof, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect.  The Escrow Agent shall have the right to request from any party to this Agreement, or any other person or entity entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Escrow Agent to satisfy its reporting and withholding obligations under the Code.  To the extent any such forms to be delivered under this Section 2(e) are not provided prior to the date hereof or by the time the related payment is required to be made or are determined by the Escrow Agent to be incomplete and/or inaccurate in any respect, the Escrow Agent shall be entitled to withhold (without liability) a portion of the Escrow Income or on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment. To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from any Escrow Income, the Escrow Agent shall satisfy such liability to the extent possible from the Escrowed Funds. Buyer and the Company, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Funds and the investment thereof unless such tax, late payment, interest, penalty or other cost or expense was directly caused by the Escrow Agent’s breach of this Agreement, gross negligence or willful misconduct. The indemnification provided by this Section 2(e) is in addition to the indemnification provided in Section 5(a)(xi) and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement. Buyer and the Company acknowledge that, in order to help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship. Buyer and the Company hereby agree that they shall provide the Escrow Agent with such information as the Escrow Agent may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will assist the Escrow Agent in identifying and verifying each party’s identity such as organizational documents, certificates of good standing, licenses to do business, or other pertinent identifying information.

3.     Claims, Procedures and Payment from Escrow Account. The Escrowed Funds shall be held and disposed of by the Escrow Agent for the benefit of the Company and Buyer (or any of Buyer’s Other Indemnified Persons), as follows:

(a)     Indemnification Claims.

(i)     At any time prior to the Final Scheduled Release Date, Buyer shall notify (which notice shall set forth the amount of estimated Losses) the Escrow Agent and the Company in writing of any Indemnification Claim for which Buyer or any of Buyer’s Other Indemnified Persons seeks indemnification out of the Escrowed Funds under the Purchase Agreement, including a copy of any claim notice made under the Purchase Agreement. The Company shall deliver to Buyer and the Escrow Agent a written response to any Indemnification Claim asserted by Buyer (or any of Buyer’s Other Indemnified Persons) within 30 days after receipt by the Company of such notice of Indemnification Claim (such date of receipt, the “Notification Date”). Such written response shall specify either (x) that (and the extent to which) the Company consents to the payment of such Indemnification Claim asserted by Buyer (or any of Buyer’s Other Indemnified Persons) or (y) that the Company objects to the payment of such Indemnification Claim and stating its reasons for objecting.

(ii)     If (and to the extent that) the Company consents to the payment of any portion of an Indemnification Claim, Buyer and the Company shall deliver to the Escrow Agent, as promptly as is reasonably practicable under the circumstances, but in all events within five Business Days after the Company consents to such Indemnification Claim, a Direction Letter specifying the amount that the Company has consented to be paid to Buyer (or any of Buyer’s Other Indemnified Persons) with respect to such Indemnification Claim (to the extent of such consent, an “Allowed Indemnification Claim”). Subject to the limitations herein, the Escrow Agent shall promptly pay the Allowed Indemnification Claim to Buyer (or, if directed in writing by Buyer, to any of Buyer’s Other Indemnified Persons) out of the Escrowed Funds in accordance with that Direction Letter.

(iii)     If the Company objects to the payment of an Indemnification Claim (or any portion thereof) (each such Indemnification Claim or portion thereof being a “Disputed Indemnification Claim”), then Buyer and the Company shall deliver a Direction Letter pursuant to Section 3(a)(ii) with respect to the payment of the undisputed portion (if any) of such Indemnification Claim. After the date the Company objects to the payment of the Disputed Indemnification Claim, then Buyer (or any of Buyer’s Other Indemnified Persons) may commence an action to obtain payment out of the Escrowed Funds with respect to such Disputed Indemnification Claim. No later than five Business Days following the final resolution of the Disputed Indemnification Claim (whether by order, judgment, decree, settlement, arbitration award or otherwise from which no appeal may be taken, whether because of lapsed time or otherwise), Buyer and the Company shall deliver a Direction Letter to the Escrow Agent directing payment of such Disputed Indemnification Claim and the Escrow Agent shall promptly pay such Disputed Indemnification Claim to Buyer (or, if directed in writing by Buyer, to any of Buyer’s Other Indemnified Persons) out of the Escrowed Funds in accordance with that Direction Letter.

(iv)     If the Company fails to respond in writing in accordance with Section 3(a)(i) to a notice of an Indemnification Claim pursuant to Section 3(a)(i) within 30 days of the applicable Notification Date, then the Company shall be deemed to have agreed to the validity of the Indemnification Claim for the amount thereof, and to have consented to the payment thereof. The Escrow Agent shall make payment of such amount from the Escrowed Funds to Buyer (or, if directed in writing by Buyer, to any of Buyer’s Other Indemnified Persons) in accordance with Buyer’s written instructions, which instructions shall be consistent with the Indemnification Claim.

(v)     The procedures in this Section 3(a) relate solely to the process for Buyer or any of Buyer’s Other Indemnified Persons to receive indemnification of Indemnification Claims out of the Escrowed Funds. Nothing in this Agreement shall limit Buyer or any other of Buyer’s Other Indemnified Persons from making any other claims directly against the Company or Seller that are permitted by the terms and conditions of the Purchase Agreement.

(b)     Other. In addition to the foregoing procedures, the Escrow Agent shall make payments of the Escrowed Funds at any time, (i) pursuant to and upon receipt by the Escrow Agent of any Direction Letter, (ii) in accordance with Sections 2(e), 4(a), 4(b) or 4(c) or (iii) 30 days after receipt by the Escrow Agent of, and in accordance with, any final order, judgment, decree, arbitration award or otherwise from which no appeal may be taken, whether because of lapsed time or otherwise, ordering the release of all or a specified portion of the Escrowed Funds (a “Final Order”), including any Final Order which determines that any party is required to deliver a Direction Letter and has not done so.

(c)     Limitation on Recourse to Escrowed Funds. Notwithstanding anything to the contrary in this Agreement, Buyer (or any of Buyer’s Other Indemnified Persons) shall have recourse to the

Escrowed Funds, including any Escrow Income, only in respect of amounts due to it with respect to Indemnification Claims. If the amount of any payment to be made with respect to any Indemnification Claim exceeds the amount that is available therefor pursuant to this Section 3, the Escrow Agent is hereby authorized to make payment to Buyer or any of Buyer’s Other Indemnified Persons upon receipt of a Direction Letter or Final Order of the total amount of the Escrowed Funds, including any Escrow Income, available therefor.

4.     Release of Escrowed Funds; Termination.

(a)     First Scheduled Release from Escrow Account. Within five Business Days after the date that is six months after the date hereof (the “First Scheduled Release Date”), the Escrow Agent shall release from the Escrow Account, and pay to the Company, the amount equal to the difference (if positive, but without duplication) of (1) an amount equal to the portion of the then-current balance of the Escrowed Funds that exceeds the Post-First Scheduled Release Amount minus (2) if applicable, the aggregate amount of all Indemnification Claims that have been asserted by Buyer or any of Buyer’s Other Indemnified Persons but have not been paid or resolved on or before the First Scheduled Release Date pursuant to this Agreement (each a “First Scheduled Release Pending Indemnification Claim”). “Post-First Scheduled Release Amount” means the amount of $575,000.00.

(b)     Final Scheduled Release from Escrow Account. Within five Business Days after the date that is 12 months after the date hereof (the “Final Scheduled Release Date”), the Escrow Agent shall release from the Escrow Account, and pay to the Company, the amount equal to the difference (if positive, but without duplication) of (1) the remaining balance of the Escrowed Funds minus (2) if applicable, the aggregate amount of all Indemnification Claims that have been asserted by Buyer or any of Buyer’s Other Indemnified Persons but have not been paid or resolved on or before the Final Scheduled Release Date (each such Indemnification Claim, which for the avoidance of doubt includes any unpaid or unresolved First Scheduled Release Pending Indemnification Claim, is a “Final Scheduled Release Pending Indemnification Claim”).

(c)     Subsequent Disbursements After Final Scheduled Release Date. Within five Business Days after the Escrow Agent receives an applicable Direction Letter or Final Order documenting the resolution of a Final Scheduled Release Pending Indemnification Claim (if any) pursuant to this Agreement, the Escrow Agent will disburse to the Company the portion of the Escrowed Property held by the Escrow Agent with respect to such resolved matter, to the extent such amount (without duplication) is not (1) required to be paid to Buyer pursuant to a Direction Letter or Final Order or (2) subject to any unresolved Final Scheduled Release Pending Indemnification Claim.

(d)     Termination. Unless otherwise notified in a Direction Letter, upon final payment of all remaining Escrowed Funds pursuant to Sections 3, 4(b) and/or 4(c), this Agreement shall terminate, and the Escrow Agent shall give notice thereof to Buyer and the Company and shall be released from any further duty or obligation hereunder.

(e)     Payments to the Company. Any distribution of Escrowed Funds to the Company required by the terms of this Agreement and the Purchase Agreement shall be effected by releasing such Escrowed Funds from the Escrow Account by either (i) issuance of a check by the Escrow Agent in the appropriate amount payable to the Company and mailing of such check to the Company in accordance with Section 7(a) (or any other address designated by the Company by written notice delivered to the Escrow Agent), or (ii) wire transfer by the Escrow Agent in the appropriate amount payable to the Company to an account designated by the Company by written notice delivered to the Escrow Agent.

(f)     Payments to Buyer or any of Buyer’s Other Indemnified Persons. Any distribution of Escrowed Funds to Buyer or any of Buyer’s Other Indemnified Persons required by the terms of this Agreement and the Purchase Agreement shall be effected at the request and direction of Buyer by either (i) issuance of a check by the Escrow Agent in the appropriate amount payable to Buyer or Buyer’s Other Indemnified Person, as applicable, and mailing of such check to Buyer or Buyer’s Other Indemnified Person, as applicable, in accordance with Section 7(a) (or any other address designated by Buyer by written notice delivered to the Escrow Agent), or (ii) wire transfer by the Escrow Agent in the appropriate amount payable to Buyer or Buyer’s Other Indemnified Person, as applicable, to an account designated by Buyer by written notice delivered to the Escrow Agent.

(g)     In any case hereunder in which the Escrow Agent is to receive instructions to release any Escrowed Funds, the Escrow Agent shall be entitled to entirely rely on such instructions with no responsibility to calculate or confirm amounts or percentages to release.

5.     Escrow Agent.

(a)     Escrow Account Review; Protection of Escrow Agent. The parties agree that:

(i)     the Company or Buyer may examine the Escrow Account at any time during regular business hours and upon two Business Days’ prior written notice at the office of the Escrow Agent, and the Escrow Agent shall periodically provide a written accounting of the Escrow Account to the Company and Buyer in accordance with the Escrow Agent’s standard practices, but in no event less often than quarterly;

(ii)     the Escrow Agent’s duties and responsibilities shall be limited to those expressly set forth in this Agreement, and, except for any Direction Letter, the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, that this Agreement may be amended at any time or times in accordance with Section 7(f);

(iii)     subject to Section 7(d), no assignment of the interest of any of the parties or their successors shall be binding upon the Escrow Agent unless and until written evidence of such assignment in form satisfactory to the Escrow Agent shall be filed with and accepted by the Escrow Agent;

(iv)     the Escrow Agent shall exercise the same degree of care toward the Escrowed Funds as it exercises toward its own similar property or similar property held in escrow for the account of others (whichever degree of care is higher), and shall not be held to any higher standard of care under this Agreement;

(v)     the Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it;

(vi)     the Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any assets deposited hereunder;

(vii)     the Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof; the Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice;

(viii)     the Escrow Agent shall be under no duty to monitor or enforce compliance by Buyer or the Company with any term or provision of the Purchase Agreement;

(ix)     if the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any Escrowed Funds which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise by a Direction Letter or Final Order;

(x)     if the Escrow Agent becomes involved in litigation in connection with this Agreement, it shall have the right to retain counsel, and shall be reimbursed for all reasonable costs and expenses, including its reasonable attorneys’ fees and expenses, incurred in connection therewith, such costs and expenses to be paid one-half by Buyer and one-half by the Company; provided, however, that the Escrow Agent shall not be entitled to any reimbursement for its fees and expenses incurred as a result of its breach of this Agreement, gross negligence or willful misconduct;

(xi)     the Escrow Agent shall not be liable hereunder for, and Buyer, on the one hand, and the Company, on the other hand, agree to indemnify, jointly and severally, the Escrow Agent for, and defend it against and hold it harmless as to, any loss, liability or expense, including reasonable attorneys’ fees and expenses, paid or incurred by the Escrow Agent in connection with the Escrow Agent’s duties under this Agreement (provided, however, that as between Buyer and the Company, one-half shall be borne by Buyer and one-half shall be borne by the Company, and Buyer and the Company agree to indemnify the other party to the extent such other party pays an amount in excess of one-half of such loss, liability or expense hereunder), unless such loss, liability or expense was paid or incurred in violation of Section 5(b)(ii) or shall have been finally adjudicated to have directly resulted from the Escrow Agent’s breach of this Agreement, gross negligence or willful misconduct. The provisions of this Section 5(a)(xi) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement;

(xii)     The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed to be a fiduciary to any party or any other Person. This Agreement sets forth all matters pertinent to the Escrow Agent contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement. Except for the capitalized terms used herein that are given the meaning ascribed to such terms in the Purchase Agreement (as noted in the Recitals hereof), the Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement;

(xiii)     the Escrow Agent may, in its sole and absolute discretion, resign in a manner consistent with Section 5(c);

(xiv)     Buyer and the Company may jointly remove and replace the Escrow Agent at any time, subject to the provisions of Sections 5(c) and 5(d);

(xv)     except as set forth herein, the Escrow Agent will under no circumstance be expected to risk or advance its own funds in performing its duties under this Agreement; and

(xvi)     the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s BREACH OF THIS AGREEMENT, gross negligence or willful misconduct, or (ii) special, Indirect, PUNITIVE, or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION, OTHER THAN DAMAGES OR LOSSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM the ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)     Fees and Expenses. In consideration for performance of its duties hereunder, the Escrow Agent shall be entitled to receive the following compensation:

(i)     the fees set forth on the attached Exhibit B, payable as set forth therein, to cover the establishment and ordinary course administration of the Escrow Account hereunder; and

(ii)     reimbursement, payable upon submission to Buyer and the Company of a reasonably detailed accounting therefor, of all reasonable expenses, disbursements or advances made or incurred by the Escrow Agent in implementing any other of the provisions of this Agreement, including its attorneys’ fees and expenses, to be borne as provided in Sections 5(a)(x) and 5(a)(xi) of this Agreement, except any such expense, disbursement or advance which shall have been finally adjudicated to have resulted from the Escrow Agent’s breach of this Agreement, gross negligence or willful misconduct.

The fees and expenses of the Escrow Agent set forth in this Section 5(b) are to be borne one-half by Buyer and one-half by the Company. The Escrow Agent, with 30 days’ prior notice to Buyer and the Company, is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights under this Agreement from the Escrowed Funds (to the extent the Escrow Agent in good faith determines Buyer and the Company are liable therefor).

(c)     New Escrow Agent. If the Escrow Agent shall be removed as escrow agent by Buyer and the Company or shall resign or otherwise cease to act as escrow agent, Buyer and the Company shall mutually agree upon a successor, which successor shall be deemed to be the escrow agent for all purposes of this Agreement. If a successor escrow agent has not been appointed and accepted such appointment by the end of the 30-day period following such removal, resignation or cessation, the Escrow Agent may apply to any court in Hennepin County in the State of Minnesota for the appointment of a successor escrow agent and deposit the Escrowed Funds with the then chief or presiding judge of such court (and upon so depositing such property and filing its complaint in interpleader, it shall be relieved of all liability under the terms hereof as to the Escrowed Funds so deposited), and the costs, expenses and reasonable attorneys’ fees which the Escrow Agent incurs in connection with such a proceeding shall be borne one-half by Buyer and one-half by the Company; provided that such costs, expenses and reasonable attorneys’ fees which the Escrow Agent incurs after its resignation shall be borne by the Escrow Agent. The removal, resignation or other ceasing to act as escrow agent by the Escrow Agent or any successor thereto shall have no effect on this Agreement or any of the rights of the parties hereunder, all of which shall remain in full force and effect.

(d)     Survival of Obligations. The agreements contained in Section 5(a) and, with respect to amounts accrued before termination, withdrawal or removal, Section 5(b) shall survive termination of this Agreement and, with respect to any Escrow Agent, the withdrawal or removal of such Escrow Agent.

(e)     Tax Matters. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return (other than information returns such as the IRS Form 1099) with respect to the Escrow Account.

6.     Certain Defined Terms. Unless the context otherwise requires, the terms defined in this Section 6 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Allowed Indemnification Claim” has the meaning set forth in Section 3(a)(ii) of this Agreement.

“Business Day” means any day, other than a Saturday or Sunday and other than a day that banks in the State of Delaware are generally authorized or required by Applicable Law to be closed.

“Buyer” has the meaning set forth in the Preamble to this Agreement.

“Code” has the meaning set forth in Section 2(e) of this Agreement.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Direction Letter” means a joint written letter of direction executed by Buyer and the Company and delivered to the Escrow Agent. A Direction Letter (i) shall clearly identify itself as a Direction Letter delivered pursuant to this Agreement, (ii) may direct the Escrow Agent to pay all or a specified portion of the Escrowed Funds (and if less than all of the Escrowed Funds, the Direction Letter shall clearly state the “net amount payable”) to a specified Person or Persons at a specified time or times and in a specified manner or manners, and (iii) may contain such other directions to the Escrow Agent as may be required by this Agreement, reasonably requested by the Escrow Agent, or mutually agreeable to Buyer and the Company.

“Disputed Indemnification Claim” has the meaning set forth in Section 3(a)(iii) of this Agreement.

“Escrow Account” has the meaning set forth in Section 2(a) of this Agreement.

“Escrow Agent” has the meaning set forth in the Preamble to this Agreement.

“Escrow Income” means the income, interest, increments and gains of all kinds earned on the Escrowed Funds in the Escrow Account.

“Escrowed Funds” means the Escrowed Property and any Escrow Income.

“Escrowed Property” has the meaning set forth in the Recitals to this Agreement.

“Final Order” has the meaning set forth in Section 3(b) of this Agreement.

“Final Scheduled Release Date” has the meaning set forth in Section 4(b) of this Agreement.

“Final Scheduled Release Pending Indemnification Claim” has the meaning set forth in Section 4(b) of this Agreement.

“First Scheduled Release Date” has the meaning set forth in Section 4(a) of this Agreement.

“First Scheduled Release Pending Indemnification Claim” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnification Claim” means any claim for Losses asserted by Buyer or any of Buyer’s Other Indemnified Persons against the Escrowed Funds in accordance with, and subject to the terms and conditions of, Article 7 of the Purchase Agreement.

“Notification Date” has the meaning set forth in Section 3(a)(i) of this Agreement.

“Post-First Scheduled Release Amount” has the meaning set forth in Section 4(a) of this Agreement.

“Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Seller” has the meaning set forth in the Recitals to this Agreement.

7.     Miscellaneous.

(a)     Notices. All notices or other communications required or permitted to be given hereunder will be in writing and will be (a) delivered by hand, (b) sent by United States registered or certified mail or (c) sent by nationally recognized overnight delivery service for next Business Day delivery, in each case as follows:

(1) if to the Company, to: SWK Technologies, Inc. 120 Eagle Rock Avenue Suite 330 East Hanover, New Jersey 07936 Attention: Chief Executive Officer	with a copy to: Lucosky Brookman LLP 101 Wood Avenue South 5th Floor Iselin, New Jersey 08830 Attention: Joseph M. Lucosky
(2) if to Buyer, to: SPS Commerce, Inc. 333 South Seventh Street Suite 1000 Minneapolis, Minnesota 55402 Attention: Chief Executive Officer	with a copy to: Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Attention: Ryan R. Miske

(3) if to the Escrow Agent, to: Wells Fargo Bank, National Association Corporate Trust Services 600 S. 4th Street, 6th Floor Minneapolis, Minnesota 55479 Attention: Chriss Garlick Reichow

Such notices or communications will be deemed given (A) if so delivered by hand, when so delivered, (B) if so sent by mail, three Business Days after mailing, or (C) if so sent by overnight delivery service, one Business Day after delivery to such service. Any party hereto may change the address to which such notices and other communications are to be given by giving each other party hereto notice in the foregoing manner. All such notices or communications (i) to the Escrow Agent, will also be given contemporaneously to Buyer or the Company (as applicable) and (ii) by the Escrow Agent, will also be given contemporaneously to each of Buyer and the Company (in each case, along with each required copy).

(b)     Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law.

(c)     Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, PDF file or other means of electronic transmission shall be effective as delivery of a manually executed counterpart to this Agreement.

(d)     Successors and Assigns. Except in connection with an assignment permitted by Section 8.8 of the Purchase Agreement, neither the Company nor Buyer shall assign or agree to assign or grant to any other Person any rights under this Agreement, including any rights in or to the Escrowed Funds, without the prior written consent of the other parties hereto, and this Agreement shall be binding upon and solely inure to the benefit of each party hereto and its respective successors and permitted assigns. No Persons other than the parties hereto and their successors and permitted assigns shall have any rights hereunder. Notwithstanding anything herein to the contrary, any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(e)     Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction, subject to the limitations in Section 7(b), in order to enforce this Agreement or to prevent violations of the provisions hereof (including to require the execution and delivery of a Direction Letter if required by this Agreement), and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of Buyer and the Company hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

(f)     Amendment, Waiver, etc. This Agreement may only be amended, modified, altered or revoked by a written instrument, signed by Buyer and the Company; provided, however, that no amendment or modification shall be made to Section 5 without the written consent of the Escrow Agent. Buyer and the Company agree to provide the Escrow Agent with copies of any amendment or modification. In order to be valid and effective, any waiver hereunder must be in writing and signed by the party against which such waiver is to be enforced.

(g)     Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or arbitrator to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, and such term shall be amended so that it is valid, legal and enforceable to the maximum extent permitted by Applicable Law, but as close to the parties’ original intent as possible.

(h)     Neutral Construction. The parties hereto agree that this Agreement was negotiated fairly between them at arms’ length and that the final terms of this Agreement are the product of the parties’ negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties hereto agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that no provisions of this Agreement should be construed against either party on the grounds that such party drafted or was more responsible for drafting such provision.

(i)     Headings; Construction. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) words denoting any gender include all genders, (iii) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement unless otherwise expressly provided, (iv) when calculating the period of time within which or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, (v) any reference to “best efforts” or “commercially reasonable efforts” or “reasonable efforts” herein does not include any obligation to pay, or guarantee the payment of, money or other consideration to any third party relating to obtaining any consent, approval or waiver with respect to the transactions contemplated by this Agreement, (vi) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof, (vii) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof, and (viii) reference to Exhibits, Sections, etc., is to Exhibits, Sections, etc. of this Agreement unless the context clearly indicates otherwise.

(j)     Authorized Signers. Concurrently with the execution of this Agreement, Buyer and the Company will deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit C-1 and Exhibit C-2 to this Agreement.

(k)     Security Procedure for Funds Transfers. The Escrow Agent will confirm each funds transfer instruction received from Buyer or the Company by means of the security procedure selected by such party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit C-1 or Exhibit C-2 attached hereto, which upon receipt by the Escrow Agent will become a part of this Agreement. Once delivered to the Escrow Agent, Exhibit C-1 or Exhibit C-2 may be revised or rescinded only by a writing signed by an authorized representative of Buyer or the Company, as applicable. Such revisions or rescissions will be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit C-1 or Exhibit C-2 or a rescission of an existing Exhibit C-1 or Exhibit C-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to Buyer or the Company, such document will be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of such party under this Agreement. Each of Buyer and the Company understands that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent will not be liable for any loss caused by any such delay.

(l)     Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(m)     Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in good faith in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 5(b) for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.

(n)     Escheat. Buyer and the Company are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to Buyer and the Company, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrowed Funds escheat by operation of law.

(o)     Publication; Disclosure. By executing this Agreement, Buyer, the Company and the Escrow Agent acknowledge that this Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Agreement and related information to individuals or entities not a party to this Agreement. Buyer and the Company further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Agreement and information contained herein, including, without limitation, the redaction of the manual signatures of the signatories to this Agreement, or, in the alternative, publishing a conformed copy of this Agreement. If a party must disclose or publish this Agreement or information contained herein pursuant to any existing regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it will notify in writing the other party and the Escrow Agent at the time of execution of this Agreement of the legal requirement to do so. If any party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Agreement, that party will promptly notify in writing the other party and the Escrow Agent and shall be liable for any of its unauthorized release or disclosure.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

BUYER: SPS COMMERCE, INC. By: Name: Archie C. Black Title: President and Chief Executive Officer
COMPANY: SWK TECHNOLOGIES, INC. By: Name: Mark Meller Title: Chief Executive Officer
ESCROW AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as Escrow Agent hereunder By: Name: Brent M. Jordahl Title: Vice President

Escrow Agreement

Exhibit A to Escrow Agreement

Agency and Custody Account Direction
for Cash Balances
Wells Fargo Money Market Deposit Accounts

This is direction to use the following Wells Fargo Money Market Deposit Accounts for cash balances for the Escrow Account established under the Agreement to which this Exhibit A is attached. The Escrow Agent is hereby directed to deposit, as indicated below, or as Buyer and the Company may direct further in writing from time to time, all cash in the Escrow Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (“MMDA”)

Buyer and the Company understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

Buyer and the Company acknowledge that they jointly have full power to direct investments of the Escrow Account. Buyer and the Company understand that they may jointly change this direction at any time and that it shall continue in effect until revoked or modified by Buyer and the Company by delivering a Direction Letter to the Escrow Agent.

A-1

Exhibit B to Escrow Agreement

Escrow Agent Fees and Expenses

Acceptance Fee:	Waived

A one-time fee for our initial review of governing documents, account set-up and customary duties and responsibilities related to the closing. This fee is payable at closing.

Escrow Agent Administration Fee:	$3,500

An annual fee for customary administrative services provided by the escrow agent, including daily routine account management; cash management transactions processing (including wire and check processing), disbursement of funds in accordance with the agreement, tax reporting for one entity, and providing account statements to the parties. The administration fee is payable annually in advance per escrow account established. The first installment of the administration fee is payable at closing and does include a reasonable number of days after twelve months for the final disbursement of Escrowed Funds and termination of the escrow account.

Out-of-pocket expenses:	At cost

Reasonable and actual out-of-pocket expenses directly relating to the administration of the Agreement will be billed as incurred at cost at the sole discretion of Wells Fargo.

Extraordinary services:	Standard rate

The reasonable charges for performing services not contemplated at the time of execution of the governing documents or not specifically covered elsewhere in this schedule will be at Wells Fargo’s rates for such services in effect at the time the expense is incurred. The review of complex tax forms, including by way of example but not limited to IRS Form W-8IMY, shall be considered extraordinary services.

Assumptions:

This proposal is based upon the following assumptions with respect to the role of the escrow agent:

●	Number of escrow accounts to be established: One
●	Amount of escrow: $1,150,000
●	Term of escrow: Twelve months
●	Number of tax reporting parties: One
●	Number of parties to the transaction: Three (3) domestic parties, including the escrow agent
●	Number of cash transactions (deposits/disbursements): One deposit and up to five (5) disbursements
●	Fees quoted assume all transaction account balances will be held uninvested or invested in select Wells Fargo deposit products.
●

Disbursements shall be made only to the parties specified in the agreement. Any payments to other parties are at the sole discretion and subject to the requirements of Wells Fargo and shall be considered extraordinary services.

B-1

Terms and conditions:

●

The recipient acknowledges and agrees that this proposal does not commit or bind Wells Fargo to enter into a contract or any other business arrangement, and that acceptance of the appointment described in this proposal is expressly conditioned on (1) compliance with the requirements of the USA Patriot Act of 2001, described below, (2) satisfactory completion of Wells Fargo’s internal account acceptance procedures, (3) Wells Fargo’s review of all applicable governing documents and its confirmation that all terms and conditions pertaining to its role are satisfactory to it and (4) execution of the governing documents by all applicable parties.

●	Should this transaction fail to close or if Wells Fargo determines not to participate in the transaction, any acceptance fee and any legal fees and expenses may be due and payable.
●	Legal counsel fees and expenses, any acceptance fee and any first year annual administration fee are payable at closing.
●	Any annual fee covers a full year or any part thereof and will not be prorated or refunded in a year of early termination.
●	Should any of the assumptions, duties or responsibilities of Wells Fargo change, Wells Fargo reserves the right to affirm, modify or rescind this proposal.
●	The fees described in this proposal are subject to periodic review and adjustment by Wells Fargo.
●	Invoices outstanding for over 30 days are subject to a 1.5% per month late payment penalty.
●	This fee proposal is good for 90 days.

Important information about identifying our customers

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (individual, corporation, partnership, trust, estate or other entity recognized as a legal person) for whom we open an account.

What this means for you: Before we open an account, we will ask for your name, address, date of birth (for individuals), TIN/EIN or other information that will allow us to identify you or your company. For individuals, this could mean identifying documents such as a driver’s license. For a corporation, partnership, trust, estate or other entity recognized as a legal person, this could mean identifying documents such as a Certificate of Formation from the issuing state agency.

B-2

Exhibit C-1 to Escrow Agreement

Certificate as to Authorized Signatures

Buyer certifies that the names, titles, telephone numbers, email addresses and specimen signatures set forth in Parts I and II of this Exhibit C-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Buyer, and that the option checked in Part III of this Exhibit C-1 is the security procedure selected by Buyer for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Buyer.

Buyer has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit C-1 best meets its requirements, given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit C-1, Buyer acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Buyer.

NOTICE: The security procedure selected by Buyer will not be used to detect errors in the funds transfer instructions given by Buyer. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Buyer take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

C-1-1

Part I

Name, Title, Telephone Number, Email Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Buyer

Authorized Person	Specimen Signature
Name: Archie C. Black Title: President and Chief Executive Officer Telephone Number: (612) 435-9435 Email Address :ablack@spscommerce.com
Name: Kimberly K. Nelson Title: Executive Vice President and Chief Financial Officer Telephone Number: (612) 435-9438 Email Address: knelson@spscommerce.com

Part II

Name, Title, Telephone Number and Email Address for person(s) designated to confirm funds transfer instructions

Authorized Person
Name: Archie C. Black Title: President and Chief Executive Officer Telephone Number: (612) 435-9435 Email Address: ablack@spscommerce.com
Name: Kimberly K. Nelson Title: Executive Vice President and Chief Financial Officer Telephone Number: (612) 435-9438 Email Address: knelson@spscommerce.com

C-1-2

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐

Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-1.

☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by email, as described in Option 2.

☐

Option 2. Confirmation by email. The Escrow Agent shall confirm funds transfer instructions by email to a person at the email address specified for such person in Part II of this Exhibit C-1. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-1. Buyer understands the risks associated with communicating sensitive matters, including time sensitive matters, by email. Buyer further acknowledges that instructions and data sent by email may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by email, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐

*Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Buyer wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Buyer chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐

*Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ email (must check at least one, may check both) to a person at the telephone number or email address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

*The password protected file system has a password that expires every 60 days. If you anticipate having infrequent activity on this account, please consult with your Escrow Agent before selecting this option.

Dated this _____ day of August, 2019.

By:

Name: Archie C. Black

Title:   President and Chief Executive Officer

C-1-3

Exhibit C-2 to Escrow Agreement

Certificate as to Authorized Signatures

The Company certifies that the names, titles, telephone numbers, email addresses and specimen signatures set forth in Parts I and II of this Exhibit C-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Company, and that the option checked in Part III of this Exhibit C-2 is the security procedure selected by the Company for use in verifying that a funds transfer instruction received by the Escrow Agent is that of the Company.

The Company has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit C-2 best meets its requirements, given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit C-2, the Company acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by the Company.

NOTICE: The security procedure selected by the Company will not be used to detect errors in the funds transfer instructions given by the Company. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Company takes such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

C-2-1

Part I

Name, Title, Telephone Number, Email Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Company

Authorized Person	Specimen Signature
Name: Mark Meller Title: Chief Executive Officer Telephone Number: [__________] Email Address: meller@silversuntech.com
Name: [__________] Title: [__________] Telephone Number: [__________] Email Address :[__________]

Part II

Name, Title, Telephone Number and Email Address for person(s) designated to confirm funds transfer instructions

Authorized Person
Name: Mark Meller Title: Chief Executive Officer Telephone Number: [__________] Email Address: meller@silversuntech.com
Name: [__________] Title: [__________] Telephone Number: [__________] Email Address: [__________]

C-2-2

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐

Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-2.

☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by email, as described in Option 2.

☐

Option 2. Confirmation by email. The Escrow Agent shall confirm funds transfer instructions by email to a person at the email address specified for such person in Part II of this Exhibit C-2. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-2. The Company understands the risks associated with communicating sensitive matters, including time sensitive matters, by email. The Company further acknowledges that instructions and data sent by email may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by email, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐

*Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If the Company wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If the Company chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐

*Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ email (must check at least one, may check both) to a person at the telephone number or email address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

*The password protected file system has a password that expires every 60 days. If you anticipate having infrequent activity on this account, please consult with your Escrow Agent before selecting this option.

Dated this _____ day of August, 2019.

By:

Name: Mark Meller

Title:   Chief Executive Officer

C-2-3